As filed with the Securities and Exchange Commission on March 23, 1999

        SECURITIES AND EXCHANGE COMMISSION
              Washington, D.C. 20549

                     FORM S-8
              REGISTRATION STATEMENT
                      Under
            THE SECURITIES ACT OF 1933

              Pogo Producing Company
(Exact name of registrant as specified in its charter)


           Delaware                               74-1659398
 (State or other jurisdiction of                (I.R.S. Employer
incorporation or organization)                  Identification No.)

 5 Greenway Plaza, Suite 2700
        Houston, Texas                                           77046
(Address of Principal Executive Offices)                       (Zip Code)

           1998 LONG-TERM INCENTIVE PLAN
            OF POGO PRODUCING COMPANY
             (Full title of the plan)

                 Gerald A. Morton
             Vice President - Law and
                Corporate Secretary
              Pogo Producing Company
           5 Greenway Plaza, Suite 2700
               Houston, Texas 77046
     (Name and address of agent for service)

                  (713) 297-5000
(Telephone number, including area code, of agent  for service)


                      CALCULATION OF REGISTRATION FEE

Title of           Amount        Proposed      Proposed           Amount of
securities         to be         maximum       maximum            registration
to be registered   registered(1) offering      aggregate          fee
                                 price per     offering
Common Stock, par                share(2)      price(2)
value $1 per       500,000
share                shares      $12.875       $6,437,500.00     $1,790.00_


(1) This Registration Statement also covers such indeterminable additional number of shares as may become deliverable as a result of any future adjustments in accordance with the terms of the 1998 Long-Term Incentive Plan.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) using the average of the high and low prices reported on the New York Stock Exchange Composite Transaction Tape on March 19, 1999.

                                       PART I

                      INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Note: The document(s) containing the information required by Item 1 of Form S-8 and the statement of availability of registrant information and any other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Pogo
Producing Company (the "Registrant" or the "Company") shall maintain a file of such documents in accordance with the provisions of Rule 428.
Upon request, the Registrant shall furnish the Commission or its staff a copy or copies of all of the documents included in such file.


                                       PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.Incorporation of Documents by Reference.

          The following documents which have been filed by the Registrant with the Securities and Exchange Commission are incorporated herein by reference:

     (a)    The Registrant's Annual Report on Form 10-K filed pursuant to
     Section 13 of the Securities Exchange Act of 1934 for the fiscal year ended December 31, 1998, as the same has been amended through the date hereof;

     (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Registrant's Annual Report referred to in (a) above; and

     (c) The description of the Registrant's common stock contained in the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, as the same has been amended through the date hereof, and as the same may be further amended from time to time.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934,as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.

          Not Applicable.


 Item 5.  Interests of Named Experts and Counsel.

          Certain legal matters in connection with the shares of Common Stock offered hereby are being passed upon for the Company by Gerald A. Morton; the Vice President - Law and Corporate Secretary of the Company.
Such opinion has been filed as an exhibit to this Registration Statement.

Item 6.   Indemnification of Officers and Directors.

     Section 145 of the Delaware General Corporation Law, inter alia, empowers a Delaware corporation to indemnify any person who was or is a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such a person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorney's fees), judgements, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorney's fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provide further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the shareholders or disinterested directors or by the independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

     Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power under Section 145. The Company maintains policies insuring its and its subsidiaries' officers and directors against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933, as amended.

     Article X of the Restated Certificate of Incorporation of the Company eliminates the personal liability of each director of the Company to the Company and its stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any director occurring on or after September 30, 1986; provided, however that such provision does not eliminate or limit the liability of a director (i) for any breach of such director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law (iii) under Title 8, Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which such director derived an improper personal benefit.

     The Bylaws of the Company provide that the Company will indemnify and hold harmless, to the fullest extent permitted by applicable law as in effect as of the date of the adoption of the Bylaws or as it may thereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he, or a person for whom he is the legal representative, is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee, fiduciary or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity including services with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person. The Bylaws further provide that the Company will indemnify a person in connection with a proceeding initiated by such person only if the proceeding was authorized by the Board of Directors of the ^ Company.

     The Bylaws further provide that the Company will pay the expenses incurred in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses insured by a director of officer in his capacity as a director or officer (except with regard to service to an employee benefit plan or non-profit organizations in advance of the final disposition of the proceeding) will be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified.

     The Company has placed in effect insurance which purports (a) to insure it against certain costs of indemnification which may be incurred by it pursuant to the aforementioned Bylaw provision or otherwise and (b) to insure the officers and directors of the Company and of specified subsidiaries against certain liabilities incurred by them in the discharge of their functions as officers and directors except for liabilities arising from their own malfeasance.

Item 7.   Exemption from Registration Claimed.

          Not Applicable.


Item 8.   Exhibits.

     *4.1   Indenture dated as of June 15, 1996 to Fleet National Bank, as
              Trustee. (Exhibit 4(f) quarterly report on Form 10-Q for the quarter ended June 30, 1996, File No. 1-7792).
     *4.2   Certificate of Designations of Series A Junior Participating
              Preferred Stock of Pogo Producing Company dated April 26, 1994 (Exhibit 4(d), Registration Statement on Form S-8 filed August 9, 1994, File No. 33-54969).
     *4.3   Rights Agreement dated as of April 26, 1994 between Pogo
              Producing Company and Harris Trust Company of New York, as
              Rights Agent (Exhibit 4, Current Report on Form 8-K filed April 26, 1994, File No. 1-7792).
     *4.4   Certificate of Designations, Preferences and Rights of Preferred
              Stock of Registrant, dated March 25, 1987 (Exhibit 3(a)(1), Annual Report on Form 10-K for the year ended December 31, 1987, File
              No. 0-5468).
     *4.5   1998 Long-Term Incentive Plan. (Exhibit 10.5, Annual Report on
              Form 10-K for the year ended December 31, 1998, File No. 1-7792).
     *4.6   Indenture dated as of May 15, 1997 between the Registrant and Fleet
              National Bank (now State Street Bank & Trust Company as successor in interest under the Indenture) as Trustee (Exhibit 4.3, Registration Statement on Form S-4, filed July 2, 1997, File No. 333-30613).
      5     Opinion of Gerald A. Morton, Vice President - Law and
              Corporate Secretary of the Registrant.
     23.1   Consent of Arthur Andersen LLP.
     23.2   Consent of Ryder Scott Company Petroleum Engineers.
     23.3   Consent of Gerald A. Morton (contained in his opinion filed as
              Exhibit 5).
     24     Powers of Attorney.

         __________________
          *   Incorporated by reference.

Item 17.    Undertakings.

        (a)  The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
        Statement:

                  (i) to include any prospectus required by Section 10(a)(3)
              of the Securities Act of 1933;

                  (ii) to reflect in theprospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) to include any material information with respect to
              the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

              provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1993 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 23rd day of March, 1999.

                                POGO PRODUCING COMPANY
                                (Registrant)

                                By:  /s/ PAUL G. VAN WAGENEN
                                     Paul G. Van Wagenen
                                     (Chairman of the Board, President
                                         and Chief Executive Officer)

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on March 23, 1999.

             Signature                          Title


         /s/ PAUL G. VAN WAGENEN    Chairman of the Board, President and Chief
         Paul G. Van Wagenen                Executive Officer
                                   (Principal Executive Officer and Director)

         /s/ JOHN W. ELSENHANS            Vice President and Chief Financial
                                                Officer
         John W. Elsenhans                (Principal Financial Officer)

         /s/ THOMAS E. HART               Vice President and Controller
         Thomas E. Hart                   (Principal Accounting Officer)

          /s/ JERRY M. ARMSTRONG*                  Director
          Jerry M. Armstrong

          /s/ TOBIN ARMSTRONG*                     Director
          Tobin Armstrong

          /s/ JACK S. BLANTON*                     Director
          Jack S. Blanton

          /s/ W. M. BRUMLEY, JR.*                  Director
          W. M. Brumley, Jr.

          /s/ JOHN B. CARTER, JR.*                 Director
          John B. Carter, Jr.

           /s/ WILLIAM L. FISHER*                  Director
           William L. Fisher

           /s/ GERRIT W. GONG*                     Director
           Gerrit W. Gong

           /s/ J. STUART HUNT*                     Director
           J. Stuart Hunt

           /s/ FREDERICK A. KLINGENSTEIN*          Director
           Frederick A. Klingenstein

           /s/ JACK A. VICKERS*                    Director
           Jack A. Vickers


      *By     /s/ THOMAS  E. HART
            (Thomas E. Hart, Attorney-in-Fact)